Exhibit 99.1

CorEnergy Announces Receipt of Continued Listing Standard Notice from NYSE

KANSAS CITY, MO – September 13, 2023 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") today announced that it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company is no longer in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.
The Company intends to notify the NYSE of its plans to resolve the stock price deficiency and return to compliance with the continued listing standard. The Company can regain compliance at any time within the six-month period following receipt of the Notice if, on the last trading day of any calendar month during the cure period, the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to closely monitor its stock price during the period and will, if necessary, consider available alternatives to resolve the stock price non-compliance.
The Company’s common stock will continue to be listed and traded on the NYSE during the six-month period, subject to the Company’s compliance with other NYSE continued listing standards.
The Company has previously announced a definitive agreement to sell its MoGas and Omega pipeline systems (“MoGas System”) to Spire Inc. (NYSE: SR) for approximately $175 million in cash, subject to final working capital adjustments. The MoGas System is an interstate natural gas transmission and distribution system providing service to markets in Missouri and Illinois. The transaction is expected to close around the end of the year. Additionally, the Company has filed for tariff rate increases on its other regulated cost of service pipeline assets, among other initiatives already in progress to improve its business results.
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements
With the exception of historical information, certain statements contained in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those related to the potential sale of our MoGas and Omega systems and use of proceeds therefrom, our ability to execute on our business strategy of restoring our cost of services and the expected results of tariff increase requests. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, such as the requirement to receive anti-trust clearance for the sale of MoGas and Omega, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including that the sale of MoGas and Omega might not be completed, we might not receive our requested tariff increases, we might have further cost increases and volume reductions beyond those projected in our tariff requests and those additional factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as

Exhibit 99.1
required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any dividends paid in the future to our stockholders will depend on the actual performance of CorEnergy, required distributions in order to maintain REIT status, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants and other applicable requirements.

CorEnergy Infrastructure Trust, Inc.
Investor Relations
Jeff Teeven or Matt Kreps
info@corenergy.reit

Source: CorEnergy Infrastructure Trust, Inc.